Exhibit 10.16
WAIVER AND CONSENT
     This WAIVER (this “Waiver”), dated as of April 30, 2007, is entered into by and between by and between Digital Recorders, Inc., a North Carolina corporation (the “Company”), Twinvision of North America, Inc., a North Carolina corporation (“Twinvision”), Digital Audio Corporation, a North Carolina corporation (“DAC”), and Robinson-Turney International, Inc., a Texas corporation (“RTI” and together with the Company, Twinvision and DAC, the “Credit Parties” and each a “Credit Party”) and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”), for the purpose of amending and amending and restating and waiving certain terms of that certain Security Agreement, dated as of March 15, 2006 (the “Initial Closing Date”), by and between the Credit Parties and Purchaser (as amended, modified or supplemented from time to time, the “Security Agreement”); that certain Secured Non-Convertible Revolving Note, dated March 15, 2006 made by the Company in favor of Purchaser for the total principal amount of $6,000,000 (as amended and restated, amended, modified or supplemented from time to time, the “Revolving Note”); that certain Warrant issued by the Company to Purchaser to purchase up to 550,000 shares of Common Stock of the Purchaser dated March 15, 2006 (as amended, modified or supplemented from time to time, “Warrant 1”); that certain Securities Purchase Agreement dated April 28, 2006 by and between the Credit Parties and the Purchaser (as amended, modified or supplemented from time to time, the “SPA”); that certain Secured Term Note dated April 28, 2006, made by the Credit Parties in favor of Purchaser for the total principal amount of $1,600,000 (as amended, modified or supplemented from time to time, the “Term Note”); that certain Warrant issued by the Company to Purchaser to purchase up to 80,000 shares of Common Stock of the Company dated April 28, 2006 (as amended, modified or supplemented from time to time, “Warrant 2”), and that certain Amended and Restated Registration Rights Agreement, dated April 28, 2006, by and between the Company and the Purchaser (as amended, modified or supplemented, the “Registration Rights Agreement” and, together with the Security Agreement, the Revolving Note, Warrant 1, the SPA, the Term Note, Warrant 2 and the other Ancillary Agreements (as defined in the Securities Agreement), and Restated Agreements (as defined in the SPA) the “Funding Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.
     WHEREAS, The Company intends to sell all of the capital stock of its wholly-owned subsidiary, Digital Audio Corporation, (“DAC”), to Dolphin Direct Equity Partners, LP (“Purchaser”) pursuant to that certain Share Purchase Agreement by and between the Company and Purchaser (the “Purchase Agreement”) and the documents ancillary thereto (the “Share Purchase Agreements”).
     WHEREAS, the Company and Laurus have agreed to make certain changes to the Funding Documents as set forth herein, and that Laurus will waive certain provisions of the Funding Documents.
     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

WAIVERS
     1. Laurus hereby consents to consummation of the transactions contemplated by the Share Purchase Agreements (the “Stock Transaction”); provided that, upon consummation of the Share Transaction, $1,100,000 of the net proceeds otherwise payable to DAC by Purchaser as a result of the Share Purchase Transaction shall instead be applied (the “Repayment”) via direct wire transfer from Purchaser to Laurus (pursuant to wire instructions set forth by Laurus in writing) to repay indebtedness owing to Laurus by the Company and its subsidiaries (receipt of such Repayment, the “Repayment Funding”)
     2. On and after the Repayment Funding, (i) all of Laurus’s security interests, liens, mortgages and/or other charges or encumbrances created on or with respect solely to the capital stock of DAC, with respect to the underlying assets solely of DAC, and with respect to patents and trademarks solely owned by DAC under the Funding Documents are, without further action, forever released and discharged; and (ii) Laurus shall return any stock certificates of DAC in its possession and amend any UCC filings in need of amendment to reflect that it no longer has a security interest in the underlying assets of DAC or in the patents and trademarks owned by DAC. In addition to the requirements set forth above, the Company agrees to deliver to Laurus, and Laurus’ obligations hereunder are conditioned upon its receipt, prior to consummation of the Share Transaction, of a true and complete copy of the Purchase Agreement and all related documents, schedules and exhibits, relating to the assignment and sale, which documents shall each be in form and substance reasonably satisfactory to Laurus.
     3. Effective on the Repayment Funding, Laurus on behalf of itself and any affiliates hereby releases and forever discharges DAC and its successors and assigns of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, agreements, promises, liabilities, claims, demands, damages, loss, cost, or expense of any nature whatsoever, whether known or unknown by Laurus.
     3. Nothing in this letter shall be deemed to release or discharge Laurus’s security interests, liens, pledges, mortgages and/or other charges or encumbrances created on or with respect to any assets of the Company or the Company’s Subsidiaries other than the capital stock of DAC and the underlying assets of DAC, including patents and trademarks owned by DAC.
MISCELLANEOUS
     1. The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is our determination that neither this letter nor the terms and provisions of this letter, (collectively, the “Information”) are material. Company has had an opportunity to consult with counsel concerning this determination. Company hereby agrees that Laurus shall not be in violation of any duty to Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of Company, if Laurus sells shares of common stock of Company, or otherwise engages in transactions with respect to securities of Company, while in possession of the Information.

     2. Except as specifically set forth in this Waiver, there are no other amendments, modifications or waivers to the Funding Documents, and all of the other forms, terms and provisions of the Funding Documents remain in full force and effect.
     3. This Waiver shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
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     IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be signed in its name effective as of this 30th day of April, 2007.

DIGITAL RECORDERS, INC.

By:	/s/ David L. Turney
Name: David L. Turney
Title: Chairman, President and CEO
DIGITAL AUDIO CORPORATION

By:	/s/ David L. Turney
Name: David L. Turney
Title: Chairman, President and CEO

TWIN VISION OF NORTH AMERICA INC.

By:	/s/ David L. Turney
Name: David L. Turney
Title: Chairman, President and CEO

ROBINSON TURNEY INTERNATIONAL INC.

By:	/s/ David L. Turney
Name: David L. Turney
Title: Chairman, President and CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name: David Grin
Title: Fund Manager

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